Exhibit 99.1

Media Natali Archibee The Mosaic Company Natali.archibee@mosaicco.com Investors Joan Tong The Mosaic Company Joan.Tong@mosaicco.com

FOR IMMEDIATE RELEASE

Mosaic Enters Share Purchase and Subscription Agreement with Ma’aden

TAMPA, Florida April 30, 2024 – The Mosaic Company (NYSE: MOS) announced today that it has entered into an agreement with the Saudi Arabian Mining Company (“Ma’aden”) under which Mosaic will receive 111,012,433 shares of Ma’aden valued at approximately $1.5 billion in exchange for Mosaic’s current 25 percent stake in Ma’aden Wa’ad Al Shamal Phosphate Company, a joint venture among Mosaic, Ma’aden and Saudi Basic Industries Corporation.

The agreement generally requires Mosaic to hold its Ma’aden shares for a minimum of three years, with one-third of the shares becoming transferable after the third, fourth and fifth anniversary of the closing.

“We have enjoyed a long and successful partnership with Ma’aden, and we look forward to continuing our work together under this evolved structure,” said Bruce Bodine, President and CEO of Mosaic. “This transaction provides Mosaic with a transparent value for its investment in Ma’aden, greater capital flexibility in the future, and the ability to contribute expertise to Ma’aden’s phosphate operations.”

Bob Wilt, CEO of Ma’aden, said: “Having formed our partnership with Mosaic in 2013, more than a decade on, this is an important evolution that we believe will create significant benefits for the growth of our phosphate business. We look forward to working together with the Mosaic team to strengthen our phosphate business as we continue to build the mining sector into the third pillar of the Saudi economy.”

BofA Securities served as lead financial advisor to Mosaic and Lazard also served as a financial advisor. Simpson Thacher & Bartlett LLP served as legal counsel to Mosaic.

The transaction is subject to regulatory approvals, approval by Ma’aden’s shareholders and other closing conditions that are customary for this type of transaction and is expected to be completed by the end of 2024.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single source provider of phosphates and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.

This release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements, including statements about the pending transaction described above, and the parties’ perspectives and expectations, are forward-looking statements. Such statements may include, but are not limited to, statements about the proposed transaction including the anticipated value of the Ma’aden shares to be issued in the proposed transaction at transaction announcement and at closing, the benefits of the proposed transaction, or strategic plans. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties, including, but not limited to: risks related to the expected timing and likelihood of completion of the pending transaction, including the inability to receive the required approval by Ma’aden shareholders and other approvals, including potential regulatory approvals, necessary to complete the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable agreement; the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of Ma’aden and MWSPC, political and economic instability and changes in government policies and regulations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic market conditions; changes in foreign currency and exchange rates; international trade risks; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; actual costs of various items differing from management’s current estimates, including, among others, additional costs related to Ma’aden and MWSPC; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the U.S. Securities and Exchange Commission.